As filed with the Securities and Exchange Commission on October 24, 2023.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Canoo Inc.

(Exact name of registrant as specified in its charter)

Delaware	83-1476189
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

19951 Mariner Avenue Torrance, California	90503
(Address of Principal Executive Offices)	(Zip Code)

Canoo Inc. 2020 Equity Incentive Plan

Canoo Inc. 2020 Employee Stock Purchase Plan

(Full title of the plan)

Hector Ruiz

General Counsel and Corporate Secretary
Canoo Inc.

19951 Mariner Avenue

Torrance, California 90503
(Name and address of agent for service)

Tel: (424) 271-2144
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) or the Securities Act. ☐

EXPLANATORY NOTE

Canoo Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) to register (i) 17,766,551 additional shares of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”), reserved for issuance under the Canoo Inc. 2020 Equity Incentive Plan (the “2020 Plan”), and (ii) 3,553,310 additional shares of Common Stock reserved for issuance under the Canoo Inc. 2020 Employee Stock Purchase Plan (the “2020 ESPP” and, together with the 2020 Plan, the “Plans”), in each case as a result of the annual evergreen increase under each Plan. In accordance with General Instruction E of Form S-8, and only with respect to the Common Stock being registered under the Plans, this Registration Statement hereby incorporates by reference the contents of the Registration Statement on Form S-8 (File No. 333-253463), filed by the Registrant with the Commission on February 24, 2021, except to the extent superseded hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description
4.1	Second Amended and Restated Certificate of Incorporation of the Registrant, dated December 21, 2020 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 22, 2020).

4.2	Amended and Restated Bylaws of the Registrant, dated December 21, 2020 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 22, 2020).

4.3	Certificate of Amendment, dated January 25, 2023, to the Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on January 25, 2023).

4.4	Certificate of Amendment, dated October 6, 2023, to the Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 6, 2023).

5.1*	Opinion of Kirkland & Ellis LLP, counsel to the Registrant.

10.1	Canoo Inc. 2020 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-4 filed with the Commission on November 25, 2020).

10.2	Canoo Inc. 2020 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-4 filed with the Commission on November 25, 2020).

23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm of the Registrant.

23.2*	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (contained on the signature page hereto).

107*	Filing Fee Table.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on October 24, 2023.

CANOO INC.

By:	/s/ Tony Aquila
Name:	Tony Aquila
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Tony Aquila, Greg Ethridge and Hector Ruiz, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on October 24, 2023.

Signature	Title
Chief Executive Officer (Principal Executive Officer) and Executive Chair of the Board
/s/ Tony Aquila
Tony Aquila
Chief Financial Officer (Principal Financial Officer) and Director
/s/ Greg Ethridge
Greg Ethridge
Senior Vice President, Chief Accounting Officer (Principal Accounting Officer)
/s/ Ramesh Murthy
Ramesh Murthy
Director
/s/ Foster Chiang
Foster Chiang
Director
/s/ Thomas Datillo
Thomas Dattilo
Director
/s/ Arthur Kingsbury
Arthur Kingsbury
Director
/s/ Claudia Romo Edelman
Claudia Romo Edelman
Director
/s/ Rainer Schmueckle
Rainer Schmueckle
Director
/s/ Josette Sheeran
Josette Sheeran
Director
/s/ Debra von Storch
Debra von Storch